EXHIBIT 11


         Statement re:  Computation of Per Share Earnings



                                  Three Months
                                      Ended
                               September 30, 1997

1.       Net income                                                 $   602,410
                                                                    ===========
2.       Weighted average common shares
         outstanding*                                                 1,708,255

3.       Common stock equivalents due to dilutive effect of:
            Recognition and Retention Plan                               92,378

            Stock Options                                               116,974
                                                                    -----------

4.       Total weighted  average common shares and
         equivalents  outstanding for primary
         earnings per share computation                               1,917,607
                                                                    ===========

5.       Primary earnings per share*                                $      0.31
                                                                    ===========

6.       Weighted average common shares and
         equivalents outstanding                                      1,917,607

7.       Additional  dilutive  shares  using the
         higher of the end of the period market
         value versus average  market value for
         the period  utilizing the treasury stock
         method regarding stock options                                   3,145
                                                                    -----------
8. Total weighted average common shares and equivalents outstanding for fully diluted earnings per share computation

9.       Fully diluted earnings per share                             1,920,752
                                                                    ===========


                                                                    $      0.31
                                                                    ===========



         * The weighted average common shares outstanding has been computed in accordance with SOP 93-6, which requires the exclusion of ESOP shares, totaling 54,529 at September 30, 1996 that have not been committed to be released, from earnings per share computations.